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                                                                EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                     MELLON RESIDENTIAL FUNDING CORPORATION

        THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

                                   ARTICLE I

        The name of the Corporation is Mellon Residential Funding Corporation.

                                   ARTICLE II

        The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE III

        The purpose of the Corporation is to engage solely in the following activities:

        (a) To acquire, own, hold, sell, transfer, pledge or otherwise dispose of:

        (i) interests in loan agreements, promissory notes or other evidences of indebtedness secured by mortgages, deeds of trust, pledge agreements or other security devices on one- to four-family residential properties or other real or personal property, or shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperative buildings ("Mortgage Loans");

        (ii) mortgage-backed securities issued and/or guaranteed as to timely payment of interest and/or principal by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation; and

        (iii) mortgage pass-through certificates and other collateralized mortgage obligations issued by a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation engaged

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                in the business of establishing trusts and acquiring and
                selling residential loans to such trusts and selling beneficial interests in such trusts.

        (b) To act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreement to issue series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing interests in Mortgage Loans and/or other property and/or to issue series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Mortgage Loans and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of such Debt Obligations.

        (c) To hold, pledge, transfer or otherwise deal with Certificates and Debt Obligations, including Certificates or Debt Obligations representing a subordinated interest in Mortgage Loans ("Subordinated Interests") or a residual interest in Mortgage Loans ("Residual Interests").

        (d) To loan or invest or otherwise apply proceeds from Mortgage Loans, funds received in respect of Certificates, Debt Obligations, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation's Board of Directors.

        (e) To engage in any lawful act or activity to exercise any powers permitted to corporations organized under the GCL that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.



                                   ARTICLE IV

        The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, with a par value of $1.00 per share.



                                   ARTICLE V

        Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.



                                   ARTICLE VI

        The Corporation's funds and other assets will not be commingled with those of any of its stockholders or of any direct or indirect parent of the Corporation or of any affiliate of any such parent.


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                                  ARTICLE VII

        The Corporation shall not issue, assume or guarantee any debt securities unless such debt securities are acceptable to the rating agencies that have rated any Certificates or Debt Obligations without the termination or lowering by such rating agencies of their ratings thereof.

                                  ARTICLE VIII

        The affairs of the Corporation shall be managed by a Board of Directors (the "Board" or the "Board of Directors"), which shall at all times include at least two Outside Directors. An "Outside Director" shall be an individual who, for at least eighteen (18) months prior to being appointed by the Board, shall not have been a director, officer or employee of, or indirect beneficial owner of 5% or more of the voting securities of, or member of the immediate family of any such director, officer, employee or beneficial owner of, Mellon Bank Corporation ("Mellon") or any corporate affiliate of Mellon. Notwithstanding the foregoing, an Outside Director may be a director or officer of one or more other corporations that is an affiliate or are affiliates of Mellon, provided that (i) each such corporation is or was formed with limited purposes similar to the Corporation and (ii) such person does not earn, in the aggregate, material compensation for serving in such positions. For the purposes of the foregoing, an "affiliate" of an entity is an entity controlling, controlled by, or under common control with such entity. Notwithstanding any other provision of this Certificate of Incorporation or any other provision of law that so empowers the Corporation, in the event of the death, incapacity, or resignation of an Outside Director or such position is otherwise vacated, a successor Outside Director shall be appointed by the remaining directors of the Corporation and no action requiring the unanimous affirmative vote of the Board of Directors of the Corporation shall be taken until a successor Outside Director is elected and qualified and approves such action.

                                  ARTICLE IX

        Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the unanimous approval of the Board of Directors of the Corporation, do any of the following:

        (a) dissolve or liquidate, in whole or in part;

        (b) merge or consolidate with or into any other entity or convey or (except in a transaction of a type described in Article III hereof) transfer its properties and assets substantially as an entirety to an entity, unless:

        (i) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation in connection with, the indebtedness of the Corporation, and has a Certificate of Incorporation containing provisions substantially identical to the provisions of Articles III, VI, VII, VIII and this Article IX; and


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        (ii)  immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness;

        (c) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the federal bankruptcy laws, or consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, conservator, sequestrator (or other similar official) of the Corporation or of any substantial part of the Corporation's property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action; or

        (d) amend this Certificate of Incorporation to alter in any manner or delete Articles III, VI, VIII and this Article IX.

                                   ARTICLE X

        In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Directors.

                                   ARTICLE XI

        The incorporator of the Corporation is Carol A. Soltes, whose mailing address is 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219.

                                  ARTICLE XII

                        PERSONAL LIABILITY OF DIRECTORS.

        (a) To the fullest extent that the laws of the State of Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        (b) The provisions of this Article shall be deemed to be a contract with each director of this Corporation who serves as such at any time while this Article is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation prior to such amendment, repeal, By-Law or other provision becoming effective.

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                                  ARTICLE XIII

                     INDEMNIFICATION OF, AND ADVANCEMENT OF
                  EXPENSES TO, DIRECTORS, OFFICERS AND OTHERS.

     (a) Right to Indemnification. Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against all expenses and liability (as those terms are defined below in this Paragraph) incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or whether brought by or against such person or by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an indemnitee (as defined below) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Paragraph. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or a subsidiary of the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors of the Corporation at any time designates any of such persons as entitled to the benefits of this Article. As used in this Article, "indemnitee" includes each director and officer of the Corporation and each other person designated by the Board of Directors of the Corporation as entitled to the benefits of this Article; "expenses" means all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee; and "liability" means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Article against expenses incurred in connection with an Indemnitee Action if (i) the Indemnitee Action is instituted under Paragraph (c) of this Article and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

     (b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have the expenses of the indemnitee in defending any Action or in bringing and pursuing any Indemnitee Action under Paragraph (c) of this Article paid in advance by the Corporation prior to final disposition of the Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for the expenses.

     (c) Right of Indemnitee to Bring Action. If a written claim for indemnification under Paragraph (a) of this Article or for advancement of expenses under Paragraph (b) of this Article is not paid in full by the Corporation within 30 days after the claim has been received by the Corporation, the indemnitee may at any time thereafter bring an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of bringing and pursuing such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Paragraph (a) of this Article shall be that the conduct of the indemnitee was such that under Delaware law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to

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have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under Paragraph (b) of this Article shall be failure by the indemnitee to provide the undertaking required by Paragraph (b) of this Article.

        (d) Funding and Insurance. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of all sums required to be paid by the Corporation to effect indemnification as provided in this Article. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses or liability incurred by the indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify the indemnitee against the expenses or liability by law or under the provisions of this Article.

        (e) Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Article shall
(i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, provision in the Certificate of Incorporation or By-Laws of the Corporation, vote of stockholders or disinterested directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves at any time while this Article is in effect (and each such indemnitee shall be deemed to be serving in reliance on the provisions of this Article), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which the indemnitee was entitled or was designated as entitled to indemnification under this Article and inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after this Article becomes effective, whether arising from acts or omissions occurring before or after this Article becomes effective. Any amendment or repeal of this Article or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Article shall operate prospectively only and shall not affect any action taken, or any failure to act, by an indemnitee prior to such amendment, repeal, By-Law or other provision becoming effective.

        (f) Partial Indemnity. If an indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses or liability incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.


        IN WITNESS WHEREOF, I have hereunto set my hand and seal this    day of
March, 1997.



                                       ----------------------------------------
                                       Carol A. Soltes, Incorporator

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